Exhibit 99.1

RCI Files 10-K; Positive Operating Cash Flow for 4Q20 & FY20; Conference Call Tuesday at 9 AM ET

HOUSTON—December 14, 2020—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fourth quarter and year ended September 30, 2020 and filed its Form 10-K. Results are not comparable to year-ago periods due to the COVID-19 pandemic, which has caused state and local governments to restrict the opening of locations, occupancy, and operating hours in different ways, at different times.

Eric Langan, President & CEO, said: “4Q20 demonstrated our continued progress managing the effects of COVID-19. This has enabled us to serve our guests, keep our teams employed, generate free cash flow, and retain a healthy amount of cash on the balance sheet. Considering the operating environment, both the Bombshells and Nightclubs segments exceeded our expectations. A huge thanks goes out to our loyal customers, dedicated team members, and steadfast investors. Looking ahead, we’re actively pursuing several club acquisitions. We’re in various stages of site acquisition and development of ‘The Next 10’ Bombshells, and we believe we are well-positioned to benefit from the positive effects COVID-19 vaccines could create for our businesses over the course of FY21 and beyond.”

4Q20 Key Points

●	Total revenues of $28.8 million, up 96% from 3Q20 and equal to 64% of 4Q19 revenues
●	Record quarterly Bombshells revenues of $15.5 million, up 82% from 3Q20, with record operating margin of 32.7%
●	Nightclubs revenues of $13.1 million, up 118% from 3Q20
●	Net cash from operating activities of $3.5 million and free cash flow* of $3.4 million
●	GAAP EPS (loss) of ($0.31) and non-GAAP EPS of $0.15
●	$15.6 million cash and cash equivalents at September 30, 2020

FY20 Key Points

●	Total revenues of $132.3 million
●	Net cash from operating activities of $15.6 million and free cash flow of $13.5 million
●	GAAP EPS (loss) of ($0.66) and non-GAAP EPS of $0.51
●	Common shares outstanding at September 30, 2020 of 9.075 million vs. 9.591 million a year ago

1Q21 Update

●	Sales for clubs and restaurants are expected to total $35 million to $37 million, assuming no additional closings/restrictions
●	Currently, 36 locations open (26 clubs and all 10 Bombshells)
●	As of today, RCI has approximately $18 million cash and cash equivalents on hand

Conference Call Tuesday at 9 AM ET

●	Live Participant Phone Number: Toll Free 877-407-9210, International 201-689-8049
●	Access the live webcast, slides or replay here: https://www.webcaster4.com/Webcast/Page/2209/39008
●	Phone replay: Toll Free 877-481-4010, International 919-882-2331, Passcode: 39008

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Note

As of the release of this report, we do not know the future extent and duration of the COVID-19 pandemic on our businesses. Lower sales caused by social distancing guidelines could lead to adverse financial results. We are continually monitoring and evaluating the situation and will determine any further measures to be instituted, which could include refinancing several of our debt obligations.

All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.

4Q20 Statement of Operations (All comparisons are to 4Q19)

●	Consolidated revenues of $28.8 million compared to $45.2 million. By segment, Bombshells generated $15.5 million compared to $8.5 million, and Nightclubs generated $13.1 million compared to $35.9 million.
●	24 of 48 locations (8 Bombshells and 16 clubs) were open throughout most of the quarter. By period end, 44 locations (all 10 Bombshells and 34 clubs) were open.
●	Cost of goods sold was 15.6% vs. 13.8% of revenues due to the change in mix, reflecting a higher proportion of food and a lower proportion of service revenues.
●	Salaries and wages were 28.5% vs. 28.0% of revenues, reflecting effective labor cost management in the face of the changing COVID-19 environment.
●	SG&A was 41.0% vs. 36.8% of revenues and D&A was 7.4% vs. 5.2%, largely reflecting fixed costs on a lower revenue base, with the effect on SG&A partially offset by cost-cutting.
●	Net other charges of $2.0 million, most of which were non-cash, primarily reflected $1.4 million in additional COVID-19 club impairment and a $453K loss primarily related to hurricane damage at a small Louisiana club which is expected to be covered by insurance.
●	Bombshells segment had both record setting $5.1 million operating income at a 32.7% margin on a higher level of sales and more consistent occupancy while operating in line with indoor restrictions.
●	Nightclubs segment had a breakeven performance primarily due to the above mentioned $1.9 million in net other charges. On a non-GAAP basis, Nightclubs had a $2.1 million operating profit at a 16.1% margin.
●	Interest expense was 3.7% lower due to debt paydowns prior to and during 4Q20.
●	Income tax was a $769K expense, which included a non-cash $1.3 million expense for recognizing a deferred tax asset valuation allowance.

September 30, 2020 Balance Sheet (All comparisons are to June 30, 2020)

●	Cash and cash equivalents of $15.6 million compared to $14.8 million.
●	Debt of $141.4 million compared to $142.7 million.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

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●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, and (e) settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) costs and charges related to debt refinancing, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized loss on equity securities, (g) settlement of lawsuits, (h) the income tax effect of the above described adjustments, and (i) deferred tax asset valuation allowance. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 26.0%, 15.5%, and 24.5% effective tax rate of the pre-tax non-GAAP income before taxes for the 2020, 2019, and 2018, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities. The calculated amount for adjustment (h) above in fiscal 2018 was significantly affected by the change in the statutory federal corporate tax rate caused by the Tax Act.
●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance (f) unrealized gains or losses on equity securities, (g) impairment of assets, and (h) settlement of lawsuits. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess the unleveraged performance return on our investments. Adjusted EBITDA multiple is also used as a target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas/Ft. Worth, Houston, Miami, Minneapolis, St. Louis, Charlotte, Pittsburgh, and other markets operate under brand names such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI’s annual report on Form 10-K for the year ended September 30, 2020 as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share and percentage data)

	For the Three Months Ended September 30,				For the Twelve Months Ended September 30,
	2020		2019		2020		2019
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$13,795	47.9%	$18,774	41.6%	$59,080	44.6%	$75,140	41.5%
Sales of food and merchandise	7,082	24.6%	6,655	14.7%	24,460	18.5%	25,830	14.3%
Service revenues	6,714	23.3%	16,446	36.4%	41,162	31.1%	68,055	37.6%
Other	1,195	4.2%	3,308	7.3%	7,625	5.8%	12,034	6.6%
Total revenues	28,786	100.0%	45,183	100.0%	132,327	100.0%	181,059	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	2,271	16.5%	3,762	20.0%	11,097	18.8%	15,303	20.4%
Food and merchandise sold	2,154	30.4%	2,199	33.0%	8,071	33.0%	9,056	35.1%
Service and other	62	0.8%	271	1.4%	267	0.5%	578	0.7%
Total cost of goods sold (exclusive of items shown below)	4,487	15.6%	6,232	13.8%	19,435	14.7%	24,937	13.8%
Salaries and wages	8,204	28.5%	12,665	28.0%	39,070	29.5%	49,833	27.5%
Selling, general and administrative	11,803	41.0%	16,633	36.8%	51,692	39.1%	59,896	33.1%
Depreciation and amortization	2,140	7.4%	2,354	5.2%	8,836	6.7%	9,072	5.0%
Other charges (gains), net	1,960	6.8%	4,870	10.8%	10,548	8.0%	2,620	1.4%
Total operating expenses	28,594	99.3%	42,754	94.6%	129,581	97.9%	146,358	80.8%
Income (loss) from operations	192	0.7%	2,429	5.4%	2,746	2.1%	34,701	19.2%
Other income (expenses)
Interest expense	(2,408)	-8.4%	(2,500)	-5.5%	(9,811)	-7.4%	(10,209)	-5.6%
Interest income	61	0.2%	91	0.2%	324	0.2%	309	0.2%
Unrealized gain (loss) on equity securities	39	0.1%	(204)	-0.5%	(64)	0.0%	(612)	-0.3%
Income (loss) before income taxes	(2,116)	-7.4%	(184)	-0.4%	(6,805)	-5.1%	24,189	13.4%
Income tax expense (benefit)	769	2.7%	(684)	-1.5%	(493)	-0.4%	3,744	2.1%
Net income (loss)	(2,885)	-10.0%	500	1.1%	(6,312)	-4.8%	20,445	11.3%
Net loss (income) attributable to noncontrolling interests	92	0.3%	(42)	-0.1%	227	0.2%	(151)	-0.1%
Net income (loss) attributable to RCIHH common shareholders	$(2,793)	-9.7%	$458	1.0%	$(6,085)	-4.6%	$20,294	11.2%

Earnings (loss) per share
Basic and diluted	$(0.31)		$0.05		$(0.66)		$2.10

Weighted average shares outstanding
Basic and diluted	9,124		9,616		9,199		9,657

Dividends per share	$0.04		$0.03		$0.14		$0.13

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months		For the Twelve Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Reconciliation of GAAP net income (loss) to Adjusted EBITDA
Net income (loss) attributable to RCIHH common stockholders	$(2,793)	$458	$(6,085)	$20,294
Income tax expense (benefit)	769	(684)	(493)	3,744
Interest expense, net	2,347	2,409	9,487	9,900
Settlement of lawsuits	100	81	174	225
Impairment of assets	1,423	6,040	10,615	6,040
Gain on sale of businesses and assets	(16)	(390)	(661)	(2,877)
Unrealized loss (gain) on equity securities	(39)	204	64	612
Loss (gain) on insurance	453	(861)	420	(768)
Depreciation and amortization	2,140	2,354	8,836	9,072
Adjusted EBITDA	$4,384	$9,611	$22,357	$46,242

Reconciliation of GAAP net income (loss) to non-GAAP net income
Net income (loss) attributable to RCIHH common stockholders	$(2,793)	$458	$(6,085)	$20,294
Amortization of intangibles	148	150	609	624
Settlement of lawsuits	100	81	174	225
Impairment of assets	1,423	6,040	10,615	6,040
Gain on sale of businesses and assets	(17)	(390)	(661)	(2,877)
Unrealized loss (gain) on equity securities	(39)	204	64	612
Loss (gain) on insurance	453	(861)	420	(768)
Valuation allowance	1,273	-	1,273	-
Net income tax effect	799	212	(1,700)	(580)
Non-GAAP net income	$1,347	$5,894	$4,709	$23,570

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share
Diluted shares	9,124	9,616	9,199	9,657
GAAP diluted earnings (loss) per share	$(0.31)	$0.05	$(0.66)	$2.10
Amortization of intangibles	0.02	0.02	0.07	0.06
Settlement of lawsuits	0.01	0.01	0.02	0.02
Impairment of assets	0.16	0.63	1.15	0.63
Gain on sale of businesses and assets	(0.00)	(0.04)	(0.07)	(0.30)
Unrealized loss (gain) on equity securities	(0.00)	0.02	0.01	0.06
Loss (gain) on insurance	0.05	(0.09)	0.05	(0.08)
Valuation allowance	0.14	-	0.14	-
Net income tax effect	0.09	0.02	(0.18)	(0.06)
Non-GAAP diluted earnings per share	$0.15	$0.61	$0.51	$2.44

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$192	$2,429	$2,746	$34,701
Amortization of intangibles	148	150	609	624
Settlement of lawsuits	100	81	174	225
Impairment of assets	1,423	6,040	10,615	6,040
Gain on sale of businesses and assets	(17)	(390)	(661)	(2,877)
Loss (gain) on insurance	453	(861)	420	(768)
Non-GAAP operating income	$2,299	$7,449	$13,903	$37,945

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	0.7%	5.4%	2.1%	19.2%
Amortization of intangibles	0.5%	0.3%	0.5%	0.3%
Settlement of lawsuits	0.3%	0.2%	0.1%	0.1%
Impairment of assets	4.9%	13.4%	8.0%	3.3%
Gain on sale of businesses and assets	-0.1%	-0.9%	-0.5%	-1.6%
Loss (gain) on insurance	1.6%	-1.9%	0.3%	-0.4%
Non-GAAP operating margin	8.0%	16.5%	10.5%	21.0%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$3,485	$7,641	$15,632	$37,174
Less: Maintenance capital expenditures	40	1,786	2,151	3,858
Free cash flow	$3,445	$5,855	$13,481	$33,316

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months		For the Twelve Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Revenues
Nightclubs	$13,134	$35,942	$88,373	$148,606
Bombshells	15,531	8,533	43,215	30,828
Other	121	708	739	1,625
	$28,786	$45,183	$132,327	$181,059

Income (loss) from operations
Nightclubs	$116	$6,225	$13,118	$50,724
Bombshells	5,079	764	9,245	2,307
Other	(204)	97	(684)	(309)
General corporate	(4,799)	(4,657)	(18,933)	(18,021)
	$192	$2,429	$2,746	$34,701

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended September 30, 2020					For the Three Months Ended September 30, 2019
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$116	$5,079	$(204)	$(4,799)	$192	$6,225	$764	$97	$(4,657)	$2,429
Amortization of intangibles	48	4	96	-	148	-	-	-	150	150
Settlement of lawsuits	100	-	-	-	100	40	-	-	41	81
Impairment of assets	1,423	-	-	-	1,423	5,920	-	-	120	6,040
Loss (gain) on sale of businesses and assets	(20)	-	-	3	(17)	(446)	26	-	30	(390)
Loss (gain) on insurance	453	-	-	-	453	(747)	-	-	(114)	(861)
Non-GAAP operating income (loss)	$2,120	$5,083	$(108)	$(4,796)	$2,299	$10,992	$790	$97	$(4,430)	$7,449

GAAP operating margin	0.9%	32.7%	-168.6%	-16.7%	0.7%	17.3%	9.0%	13.7%	-10.3%	5.4%
Non-GAAP operating margin	16.1%	32.7%	-89.3%	-16.7%	8.0%	30.6%	9.3%	13.7%	-9.8%	16.5%

	For the Twelve Months Ended September 30, 2020					For the Twelve Months Ended September 30, 2019
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$13,118	$9,245	$(684)	$(18,933)	$2,746	$50,724	$2,307	$(309)	$(18,021)	$34,701
Amortization of intangibles	211	15	383	-	609	-	-	-	624	624
Settlement of lawsuits	174	-	-	-	174	169	3	-	53	225
Impairment of assets	10,370	245	-	-	10,615	5,920	-	-	120	6,040
Loss (gain) on sale of businesses and assets	(639)	16	-	(38)	(661)	(2,858)	27	-	(46)	(2,877)
Loss (gain) on insurance	433	-	-	(13)	420	(654)	-	-	(114)	(768)
Non-GAAP operating income (loss)	$23,667	$9,521	$(301)	$(18,984)	$13,903	$53,301	$2,337	$(309)	$(17,384)	$37,945

GAAP operating margin	14.8%	21.4%	-92.6%	-14.3%	2.1%	34.1%	7.5%	-19.0%	-10.0%	19.2%
Non-GAAP operating margin	26.8%	22.0%	-40.7%	-14.3%	10.5%	35.9%	7.6%	-19.0%	-9.6%	21.0%

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,885)	$500	$(6,312)	$20,445
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,140	2,354	8,836	9,072
Deferred income tax expense (benefit)	249	(416)	(1,268)	821
Gain on sale of businesses and assets	(28)	(262)	(777)	(2,966)
Impairment of assets	1,423	6,040	10,615	6,040
Unrealized loss (gain) on equity securities	(39)	204	64	612
Amortization of debt discount and issuance costs	42	58	236	334
Deferred rent expense	-	46	-	282
Noncash lease expense	416	-	1,660	-
Loss (gain) on insurance	629	(381)	596	(288)
Doubtful accounts expense on notes receivable	107	-	602	-
Changes in operating assets and liabilities:
Accounts receivable	(241)	(1,848)	(294)	457
Inventories	255	(129)	226	(216)
Prepaid expenses, other current assets and other assets	(3,309)	(4,880)	1,633	(681)
Accounts payable, accrued and other liabilities	4,726	6,355	(185)	3,262
Net cash provided by operating activities	3,485	7,641	15,632	37,174
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	180	2,117	2,221	7,223
Proceeds from insurance	-	100	945	100
Proceeds from notes receivable	21	51	1,576	158
Issuance of note receivable	-	-	-	(420)
Payments for property and equipment and intangible assets	(171)	(3,807)	(5,736)	(20,708)
Acquisition of businesses, net of cash acquired	-	-	-	(13,500)
Net cash provided by (used in) investing activities	30	(1,539)	(994)	(27,147)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	-	1,181	6,503	13,511
Payments on debt obligations	(1,343)	(4,290)	(8,832)	(22,924)
Purchase of treasury stock	(996)	(537)	(9,484)	(2,901)
Payment of dividends	(366)	(385)	(1,286)	(1,252)
Payment of loan origination costs	-	-	-	(20)
Distribution to noncontrolling interests	-	(49)	(31)	(70)
Net cash used in financing activities	(2,705)	(4,080)	(13,130)	(13,656)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	810	2,022	1,508	(3,629)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	14,795	10,956	14,097	17,726
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$15,605	$12,978	$15,605	$14,097

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RCI HOSPITALITY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	September 30,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$15,605	$14,097
Accounts receivable, net	6,767	7,408
Current portion of notes receivable	201	954
Inventories	2,372	2,598
Prepaid insurance	4,884	5,446
Other current assets	1,604	2,521
Assets held for sale	-	2,866
Total current assets	31,433	35,890
Property and equipment, net	181,383	183,956
Operating lease right-of-use assets, net	25,546	-
Notes receivable, net of current portion	2,908	4,211
Goodwill	45,686	53,630
Intangibles, net	73,077	75,951
Other assets	900	1,118
Total assets	$360,933	$354,756

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$4,799	$3,810
Accrued liabilities	14,573	14,644
Current portion of long-term debt, net	16,304	15,754
Current portion of operating lease liabilities	1,628	-
Total current liabilities	37,304	34,208
Deferred tax liability, net	20,390	21,658
Long-term debt, net of current portion and debt discount and issuance costs	125,131	127,774
Operating lease liabilities, net of current portion	25,439	-
Other long-term liabilities	362	1,696
Total liabilities	208,626	185,336

Commitments and contingencies

Equity
Preferred stock	-	-
Common stock	91	96
Additional paid-in capital	51,833	61,312
Retained earnings	100,797	108,168
Total RCIHH stockholders’ equity	152,721	169,576
Noncontrolling interests	(414)	(156)
Total equity	152,307	169,420
Total liabilities and equity	$360,933	$354,756

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